Exhibit 7.30

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value US$0.01 per share, of iKang Healthcare Group, Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 24, 2019.

LEE LIGANG ZHANG

By:	/s/ LEE LIGANG ZHANG
Name: Lee Ligang Zhang

TIME INTELLIGENT FINANCE LIMITED

By:	/s/ LEE LIGANG ZHANG
Name: Lee Ligang Zhang
Title: Director

SHANGHAIMED, INC.

By:	/s/ LEE LIGANG ZHANG
Name: Lee Ligang Zhang
Title: Director

TMF (CAYMAN) LTD.

By:	/s/ YEU CHI FAI, LIU KIN WAI
Name: Yeu Chi Fai, Liu Kin Wai
Title: Authorized Signatories

TIME EVERGREEN COMPANY LIMITED

By:	/s/ S.B. VANWALL LTD.
Name: S.B. Vanwall Ltd.
Title: Director

TIME EVERGREEN CAPITAL INVESTMENT, INC.

By:	/s/ LIGANG ZHANG
Name: Ligang Zhang
Title: Authorized Signatory

TIME PARTNERS L.P.

By: Time Evergreen Capital Investment, Inc., its general partner

By:	/s/ LIGANG ZHANG
Name: Ligang Zhang
Title: Authorized Signatory

By: CTS Capital Co. Ltd, its general partner

By:	/s/ SONG ZHANG
Name: Song Zhang
Title: Authorized Signatory